UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2006
The Men’s Wearhouse, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	74-1790172 (IRS Employer Identification No.)

5803 Glenmont Drive Houston, Texas (Address of principal executive offices)	713-592-7200 (Registrant’s telephone number, including area code)	77081 (Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On November 15, 2006, The Men’s Wearhouse, Inc. (the “Company”) issued a press release reporting its earnings results for its third quarter and nine months ended October 28, 2006. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished under Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Act, except as expressly set forth by specific reference in such filing.
Item 8.01 Other Events.
As indicated in the press release filed by the Company on November 15, 2006, as a result of the closing sale price of the Company’s common stock exceeding 120% of the conversion price for the Company’s 3.125% Convertible Senior Notes due 2023 (the “Notes”) for the requisite number of days set forth in the indenture governing the Notes, the Notes may be converted by the holders at their election during the conversion period beginning November 17, 2006 and ending February 22, 2007.
Item 9.01 Financial Statements and Exhibits.
The following exhibit is included in this Form 8-K.
(c)	Exhibits

99.1 Press Release of the Company dated November 15, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEN’S WEARHOUSE, INC. (Registrant)
Date: November 15, 2006	By:	/s/ Neill P. Davis
Neill P. Davis
Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of The Men’s Wearhouse, Inc. dated November 15, 2006.